CHARLES E. CASTAING             CASTAING, HUSSEY & LOLAN, LLP                        MEMBERS
ROGER E. HUSSEY                 CERTIFIED PUBLIC ACCOUNTANTS                  AMERICAN INSTITUTE OF
SAMUEL R. LOLAN               525 WEEKS STREET - P.O. BOX 14240           CERTIFIED PUBLIC ACCOUNTANTS
CAROLINE C. BOUDREAUX             NEW IBERIA, LA 70562-4240                         SOCIETY OF
PATRICK J. DAUTERIVE                --------------------             LOUISIANA CERTIFIED PUBLIC ACCOUNTANTS
LORI D. PERCLE                       PH:  (318) 364-7221
DEBBIE B. TAYLOR                     FAX: (318) 364-7235
KATHERINE H. ARMENTOR
---------------------
ROBIN G. FREYOU
DAWN K. GONSOULIN



                        INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 0-25756) of our report dated February 7, 1997 appearing in this Annual Report on Form 10-K of ISB Financial Corporation for the year ended December 31, 1996.




New Iberia, Louisiana
March 26, 1997